UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 28, 2015

CATALENT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of Incorporation)	001-36587 (Commission File Number)	20-8737688 (IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2015, the Board of Directors (the “Board”) of Catalent, Inc. (the “Company”) expanded the Board to nine members and appointed J. Martin Carroll as a director of the Company, effective immediately, to fill the resulting vacancy. Mr. Carroll will serve as a Class II director whose term will expire at the Company’s 2016 annual meeting of stockholders. At this time, Mr. Carroll is not expected to serve on any committees of the Board.

Mr. Carroll served as President and Chief Executive Officer of Boehringer Ingelheim Corporation and of Boehringer Pharmaceuticals, Inc. from 2003 until 2011, as a director of Boehringer Ingelheim Corporation from 2003 until 2012, and as Head, Corporate Strategy and Development for Boehringer Ingelheim GmbH from 2012 until his retirement in 2013. Mr. Carroll joined the Boehringer Ingelheim organization in 2002 as President of Boehringer Pharmaceuticals, Inc. Mr. Carroll worked at Merck & Company, Inc. from 1976 to 2001. From 1972 to 1976, Mr. Carroll served in the United States Air Force where he attained the rank of Captain. Mr. Carroll has been a director of Mallinckrodt plc since June 2013 and serves as Chair of its Compliance Committee and has also been a director of Therapeutics MD since March 2015. Mr. Carroll served as a director of Durata Therapeutics, Inc. from August 2014 until November 2014 when it was acquired by Actavis, and as a director of Vivus, Inc. from May 2013 until September 2014. Mr. Carroll received a B.A. in accounting and economics from the College of the Holy Cross and an M.B.A. from Babson College.

Mr. Carroll will receive the Company’s standard compensation provided for service on the Board to all Company directors who are employees of neither the Company nor The Blackstone Group L.P. This compensation currently includes an annual cash retainer of $100,000, payable in quarterly installments in arrears, and eligibility to receive an annual grant of restricted stock units having a fair market value equal to $140,000. The restricted stock units vest in full after one year of service and are subject to accelerated vesting in the event of a “change of control.” The initial cash retainer and restricted stock unit award to be received by Mr. Carroll will be pro-rated accordingly.

In addition, pursuant to our stock ownership policy, Mr. Carroll will be required to own shares of our common stock in an amount equal to five times his annual cash retainer. For purposes of this requirement, Mr. Carroll’s holdings will include shares held directly or indirectly, individually or jointly, shares underlying vested equity-based awards and shares held under a deferral or similar plan. Mr. Carroll will also be required to retain 100% of the shares received following exercise of options or upon settlement of vested restricted stock units (net of any shares used to satisfy any applicable tax withholding obligations) until such guidelines are met.

A copy of the press release announcing Mr. Carroll’s Board appointment has been filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following Exhibit is furnished as part of this Current Report on Form 8-K.
Exhibit No.    Description

99.1	Press Release, dated July 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc.
(Registrant)

By:	/s/ STEVEN L. FASMAN
Steven Fasman
Senior Vice President and
General Counsel

Date: July 30, 2015

EXHIBIT LIST
Exhibit No.    Description

99.1	Press Release, dated July 28, 2015.